MODIFICATION AND LIMITED WAIVER TO

SECOND AMENDED AND RESTATED

LOAN AND SECURITY AGREEMENT

This Modification And Limited Waiver To Second Amended And Restated Loan And Security Agreement (the "Agreement"), dated as of August 26, 2014, is entered into by and among AeroCentury Corp., a Delaware corporation (the "Borrower"), and Mufg Union Bank, N.A., formerly known as Union Bank, N.A. (“Union Bank”), for itself, as Lender and Swing Line Lender, and as Agent for the Lenders identified in the Loan Agreement (hereinafter defined), with reference to the following facts.

RECITALS

A.           Pursuant to the terms of that certain Second Amended and Restated Loan and Security Agreement dated as of May 30, 2014 (as the same may be further amended, supplemented or otherwise modified from time to time, the "Loan Agreement") by and between Borrower, as borrower, the Lenders party thereto, and Union Bank, in its capacity as Lender and Swing Line Lender and as the Agent on behalf and for the benefit of the Lenders, Lenders made available to Borrower a revolving credit facility in the aggregate principal amount of up to One Hundred Eighty Million Dollars ($180,000,000.00) (the "Loan").  Except as otherwise specifically provided herein, all capitalized terms used and not defined herein shall have the meanings set forth in the Loan Agreement.

B.           The Loan is evidenced by that certain (i) Second Amended and Restated Revolving Note dated May 30, 2014, made by Borrower and payable to the order of Union Bank in the maximum principal amount of $55,000,000.00; (ii) Second Amended and Restated Revolving Note dated May 30, 2014, made by Borrower and payable to the order of California Bank and Trust in the maximum principal amount of $30,000,000.00; (iii) Second Amended and Restated Revolving Note dated May 30, 2014, made by Borrower and payable to the order of U.S. Bank National Association in the maximum principal amount of $30,000,000.00; (iv) Second Amended and Restated Revolving Note dated May 30, 2014, made by Borrower and payable to the order of Umpqua Bank in the maximum principal amount of $25,000,000.00; (v) Amended and Restated Revolving Note dated May 30, 2014, made by Borrower and payable to the order of First Bank in the maximum principal amount of $20,000,000.00; (vi) Revolving Note dated May 30, 2014, made by Borrower and payable to the order of Cathay Bank in the maximum principal amount of $10,000,000.00; and (vii) Commercial Promissory Note [Swing Line] dated May 30, 2014, made by Borrower and payable to the order of Union Bank in the maximum principal amount of $10,000,000.00 (collectively, the "Notes").

C.           The Notes are secured by the Collateral pursuant to, among other things, Mortgages filed with the FAA, filed in the International Registry and recorded or filed according to local law practices.

D.           In order to provide further assurances regarding the payment of the Loan and the priority of the Collateral, Borrower delivered to Agent that certain Subordination Agreement (Management Agreement) dated April 28, 2010, by and between JetFleet Management Corp., a California corporation (“JMC”), Borrower and Agent.

E.           The Loan Agreement, the Notes and the Mortgages, together with any other documents executed by or among the parties in connection with the Loan, and any and all amendments and modifications thereto, and together with all financing statements and other documents or instruments filed or recorded in connection with the Collateral and/or the Loan are referred to collectively as the "Loan Documents".  This Agreement is a Loan Document.

F.           As of August 22, 2014, the outstanding principal balance, exclusive of accrued interest and other expenses, under the Notes is $98,400,000.

G.           Borrower has notified Agent that Borrower is presently in non-compliance of the “No Net Loss” covenant set forth in Section 6.15.5 of the Loan Agreement for the quarter ending June 30, 2014 due to an impairment charge in the amount of $6,800,000 that Borrower recorded with respect to five Fokker 100 aircraft (the “Covenant Non-Compliance”).

I.           Borrower has requested that the Lenders (i) waive any Default or Event of Default arising from Borrower’s Covenant Non-Compliance with the requirement of Section 6.15.5 of the Loan Agreement and (ii) modify the Loan Agreement as set forth herein.  Lenders are willing to modify the Loan Agreement as described below and agree to the requested waiver subject to all terms and conditions set forth herein.

NOW THEREFORE, in consideration of the mutual covenants and agreements contained herein, the parties hereto agree and covenant as follows:

AGREEMENT

1. Recitals.  The recitals set forth above are true, accurate and correct.

2. Reaffirmation of the Loan.  Borrower reaffirms all of its obligations under all of the Notes and all other Loan Documents, in each case either as originally executed or as the same may from time to time be supplemented, modified, amended, restated, extended or supplanted.  Borrower acknowledges that it has no claims, offsets or defenses with respect to the payment of sums due under the Notes or any other Loan Document.

3. Waiver of Covenant Non-Compliance.  Based on the foregoing recitals, in reliance on the truth and accuracy of the representations and warranties set forth below, Agent, with the consent of Lenders, hereby waives, effective as of the Modification Effective Date, any Default or Event of Default arising out of Borrower’s Covenant Non-Compliance.  Such waiver shall not constitute a waiver of any other violation of the Loan Documents.

4. Modification of Loan Agreement.  The Loan Agreement is hereby modified, effective as of the Modification Effective Date, as follows:

4.1 Section 6.15.5 of the Loan Agreement is hereby deleted in its entirety and is replaced with the following:

“6.15.5                      No Net Loss.  Borrower shall not suffer a consolidated net loss, as calculated according to GAAP, as of the end of any Fiscal Quarter, calculated on a year-to-date basis.  For the avoidance of doubt, net loss will be calculated without any adjustment for Permitted Aircraft Disposition Charges (if any) incurred during the calculation period; provided, however, for the purposes of the covenant in this Section 6.15.5 the calculation of net loss as of the end of any Fiscal Quarter through the period ending December 31, 2015 shall not include any gains or losses on the sale, revaluation, impairment charges, or other disposition event related to Borrower’s Fokker 100 Aircraft  that occurred on or prior to September 30, 2015.”

4.2 Compliance Certificate.  Section 5 of the Compliance Certificate attached as Exhibit D to the Loan Agreement is hereby deleted in its entirety and is replaced with the following:

5. Section 6.15.5: No Net Loss
No net loss as of the end of any Fiscal Quarter
Net income calculated according to GAAP on a year-to-date basis*	$

*net income as of the end of any Fiscal Quarter through the period ending December 31, 2015, shall not include any gains or losses on the sale, revaluation, impairment charges, or other disposition event related to Borrower’s Fokker 100 Aircraft that occurred on or prior to September 30, 2015.

5. Conditions Precedent.  Before this Agreement becomes effective and any party becomes obligated under it, all of the following conditions shall have been satisfied in a manner acceptable to Agent in its sole judgment (such date when all the following conditions are so satisfied being the “Modification Effective Date”):

5.1 Agent shall have received all of the following, each of which shall be originals unless otherwise specified, each duly executed by an authorized signatory of each party thereto and each in form and substance satisfactory to Agent and its legal counsel (unless otherwise specified or, in the case of the date of any of the following, unless Agent otherwise agrees or directs):

5.1.1 this Agreement; and

5.1.2 the Reaffirmation of Subordination Agreement and Consent to Modification and Waiver executed by JMC in the form attached hereto.

5.2 Agent shall have received such documentation as Agent may reasonably require to establish the due organization, valid existence and good standing of any guarantor or other party to any of the Loan Documents, its qualification to engage in business in each material jurisdiction in which they are engaged in business or required to be so qualified, its authority to execute, deliver and perform the Loan Documents to which it is a party, the identity, authority and capacity of each authorized signatory thereof authorized to act on its behalf, including certified copies of articles of organization and amendments thereto, bylaws and operating agreements and amendments thereto, certificates of good standing and/or qualification to engage in business, tax clearance certificates, certificates of corporate resolutions, incumbency certificates, Certificates of Responsible Officials, and the like.

5.3 Agent shall have received any other agreements, resolutions, documents, opinion letters, entity documents, UCC and litigation searches, and information relating to the Loan (including evidence of Borrower's authority to enter into this Agreement) that Agent may reasonably require or request in connection with this Agreement or in accordance with the other Loan Documents, including but not limited to documents reaffirming Agent's security interest in the Collateral as required according to local law practices.

5.4 All of the representations and warranties of Borrower set forth in this Agreement shall be true and correct in all material respects on and as of the date of this Agreement.

6. Payment of Expenses.  Borrower shall pay the reasonable fees and expenses of Agent's outside counsel, as well as any other reasonable documented costs and expenses incurred or payable by the Agent in connection with due diligence, syndication, and the preparation, execution and delivery of this Agreement and the other documentation contemplated hereby.  In addition, as a condition to the effectiveness of this Agreement, Borrower shall have paid any negotiated loan fees associated with this Agreement to each Lender.

7. Borrower's Representations and Warranties.  Borrower represents and warrants to Lenders as follows:

7.1 Loan Documents.  Except as otherwise disclosed to Agent in writing prior to the date of this Agreement, all representations and warranties made and given by Borrower in the Loan Documents are true, accurate and correct as of the date hereof except with respect to the amended schedules attached hereto.

7.2 No Default.  Other than with respect to the Covenant Non-Compliance, there exists no Event of Default or event which, with the passage of time or the giving of notice or both, would constitute an Event of Default.

7.3 Borrowing Entity.  Borrower is a corporation, duly organized and existing and in good standing under the laws of the State of Delaware, and is qualified or licensed to do business in all jurisdictions (including California) in which such qualification or licensing is required or in which the failure to so qualify or to be so licensed could result in an Event of Default.  There have been no changes in the organization, composition, ownership structure or formation documents of Borrower since the inception of the Loan except for those previously disclosed in writing to Agent.

7.4 Existing Liens.  As of the date hereof, except as disclosed in writing to Agent, no Liens exist on any of Borrower's assets and/or property of any kind.

8. No Impairment; No Novation.  Except as specifically hereby amended, the Loan Documents shall each remain unaffected by this Agreement and all Loan Documents shall remain in full force and effect.  The execution and delivery of this Agreement shall not constitute a novation of any Loan Document.

9. Integration.  The Loan Documents, including this Agreement:  (a) integrate all the terms and conditions mentioned in or incidental to the Loan Documents; (b) supersede all oral negotiations and prior and other writings with respect to their subject matter; and (c) are intended by the parties as the final expression of the agreement with respect to the terms and conditions set forth in those documents and as the complete and exclusive statement of the terms agreed to by the parties.  If there is any conflict between the terms, conditions and provisions of this Agreement and those of any other agreement or instrument, including any of the other Loan Documents, the terms, conditions and provisions of this Agreement shall prevail.

10. Miscellaneous.  This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if all signatures were upon the same instrument.  Delivery of an executed counterpart of the signature page to this Agreement by telefacsimile shall be effective as delivery of a manually executed counterpart of this Agreement, and any party delivering such an executed counterpart of the signature page to this Agreement by telefacsimile to any other party shall thereafter also promptly deliver a manually executed counterpart of this Agreement to such other party; provided; however, that the failure to deliver such manually executed counterpart shall not affect the validity, enforceability, or binding effect of this Agreement.  If any court of competent jurisdiction in the state of California determines any provision of this Agreement or any of the other Loan Documents to be invalid, illegal or unenforceable, that portion shall be deemed severed from the rest, which shall remain in full force and effect as though the invalid, illegal or unenforceable portion had never been a part of the Loan Documents.  This Agreement shall be governed by the laws of the State of California, without regard to the choice of law rules of that State.  As used in this Agreement, the word "include(s)" means "includes(s), without limitation," and the word "including" means "including, but not limited to."  In the event of a dispute between any of the parties hereto over the meaning of this Agreement, all parties shall be deemed to have been the drafter hereof, and any applicable law that states that contracts are construed against the drafter shall not apply.

[Remainder of Page Intentionally Left Blank.  Signature Pages Follow.]

SMRH:430844381.3	--	Modification and Limited Waiver
AeroCentury Corp.

IN WITNESS WHEREOF, the parties have agreed to the foregoing as of the date first set forth above.

BORROWER AEROCENTURY CORP., a Delaware corporation By: Name: Title:

S-	Modification and Limited Waiver
AeroCentury

AGENT, LENDER AND SWING LINE LENDER: MUFG UNION BANK, N.A., formerly known as Union Bank, N.A. By: Name: Title:

S-	Modification and Limited Waiver
AeroCentury

LENDER: CALIFORNIA BANK AND TRUST By: Name: Title:

S-	Modification and Limited Waiver
AeroCentury

LENDER: FIRST BANK By: Name: Title:

S-	Modification and Limited Waiver
AeroCentury

LENDER: UMPQUA BANK By: Name: Title:

S-	Modification and Limited Waiver
AeroCentury

LENDER: U.S. BANK NATIONAL ASSOCIATION By: Name: Title:

S-	Modification and Limited Waiver
AeroCentury

LENDER: CATHAY BANK By: Name: Title:

S-	Modification and Limited Waiver
AeroCentury